Exhibit 99.1

Coca-Cola Consolidated Repurchases All Outstanding Shares
Held by The Coca‑Cola Company

ATLANTA and CHARLOTTE, Nov. 7, 2025 – Coca‑Cola Consolidated has purchased all outstanding shares of its common stock owned by a subsidiary of The Coca-Cola Company, the companies announced today.

Under a purchase agreement dated Nov. 7, 2025, Coca-Cola Consolidated purchased 18.8 million shares of common stock owned by The Coca-Cola Company via its indirect wholly owned subsidiary Carolina Coca-Cola Bottling Investments, Inc. The price was $127 per share, for an aggregate purchase price of approximately $2.4 billion.

The purchase was funded by Coca-Cola Consolidated with a combination of cash on hand and a $1.2 billion, 364-day term loan facility that is expected to be refinanced with new term loan facilities in the near future.

“Today’s announcement represents a significant milestone for all stockholders of Coca-Cola Consolidated,” said J. Frank Harrison, III, Chairman and CEO of Coca-Cola Consolidated. “The purchase of these shares from The Coca-Cola Company advances our commitment to build long-term value for all stockholders. This transaction is also a strong signal of our mutual confidence in the long-term health of the U.S. Coca-Cola system.”

“Coca-Cola Consolidated has been a valued strategic partner for well over a century,” said Henrique Braun, Executive Vice President and Chief Operating Officer of The Coca-Cola Company. “The sale of our stake is a natural evolution of our strong relationship with Consolidated. Both companies remain fully aligned in our shared goal of delivering beverages with speed, scale and excellence to more than 60 million consumers in Consolidated’s franchise territory.”

In connection with the share purchase, The Coca-Cola Company has relinquished its seat on Coca-Cola Consolidated’s Board of Directors.

In addition, Coca-Cola Consolidated’s Board of Directors reduced the size of the company’s previously announced share repurchase program for the company’s common stock from $1 billion to $400 million. The amount remaining under this revised repurchase authorization is approximately $136.3 million. The authorization to repurchase shares is at management’s discretion with respect to the timing and amount of the repurchases. Whether the company makes additional repurchases in the future will depend on many factors, including the market price of the shares, the company’s business and financial condition and general economic and market conditions.

Rothschild & Co acted as an advisor to Coca-Cola Consolidated on this transaction. Wells Fargo Bank, N.A. has solely underwritten the $1.2 billion, 364-day term loan facility.

Moore & Van Allen PLLC and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as counsel to Coca-Cola Consolidated.

About Coca-Cola Consolidated, Inc.

Headquartered in Charlotte, N.C., Coca‑Cola Consolidated (NASDAQ: COKE) is the largest Coca‑Cola bottler in the United States. We make, sell and distribute beverages of The Coca‑Cola Company, and other partner companies, in more than 300 brands and flavors across 14 states and the District of Columbia, to approximately 60 million consumers. For over 123 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. Our Purpose is to honor God in all we do, to serve others, to pursue excellence and to grow profitably.

More information about the Company is available at www.cokeconsolidated.com. Follow Coca‑Cola Consolidated on Facebook, X, Instagram and LinkedIn.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our water, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, BODYARMOR, Powerade, Costa, Georgia, Fuze Tea, Gold Peak and Ayataka. Our juice, value-added dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Instagram, Facebook and LinkedIn.

Contacts:
Coca-Cola Consolidated
Investors and Analysts: Matt Blickley, (704) 557-4910, Matt.Blickley@cokeconsolidated.com
Media: Brian K. Little, (980) 378-5537, Brian.Little@cokeconsolidated.com

The Coca-Cola Company
Investors and Analysts: Robin Halpern, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

Coca-Cola Consolidated Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include those statements that do not relate strictly to historical or current facts. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify forward-looking statements. While the Company has based these forward-looking statements on its current beliefs and expectations, these forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause the Company’s actual business, financial condition or results of operation to be materially different from those expressed or implied by such forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of the Company’s Annual Reports on Form 10-K and other filings the Company makes with the SEC. The Company does not undertake any obligation to update forward-looking statements except as required by applicable law.